UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

RONN Motor Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	333-233221	474161690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20645 North Pima Road, Suite 140

Scottsdale, AZ 85255

(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 498-8989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Ronn Ford, company CEO has been designated to serve as “Hydrogen Energy  Ambassador, spokesperson and Honorary Chairman of Hydrogen Industry Planning committee in the development of a New Hydrogen City, approximately 60 square miles within one of Chinas largest Tier One Cities as a model for China and the rest of the world. Mr. Ford will act as Hydrogen region spokesperson, co-manage development, policies and business development encouraging other hydrogen focused industries and alliances, while building RONN Motor Groups, Inc. presence within the region.

Additionally, Mr. Ford stated that it was a great honor to be appointed, while representing his shareholders on the eve of the phase one trade agreement signing between the US and China. The continued strength of the China NEV market can be seen in the recent surge of Tesla shares upon their announcement of the start of model 3 production at the new Shanghai factory

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on this 22nd day of January, 2020.

RONN MOTOR GROUP, INC.

By:	/s/ Ronal (Maxwell) Ford
Ronal (Maxwell) Ford
Chief Executive Officer